UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 22, 2015

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 801, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                          Unregistered Sales of Equity Securities

On April 22, 2015, Fresh Healthy Vending International, Inc. (the "Company") entered into two agreements, each with a consultant who will perform certain corporate and financial strategic planning services for the Company (the "Agreements").  In consideration for the services to be provided by the consultants, each of them will be paid $2,500 per month and receive 200,000 shares of the Company's common stock and options to purchase an additional 200,000 shares of the Company's common stock in the form of a three year warrant with a strike price of $.60 per share.  The securities were offered in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933.  The Agreements are for a term of 6 months and may be terminated by either party upon 30 days prior written notice.
The description of the Agreements is qualified in its entirety by the consulting agreements, which are included as Exhibits 99.1 and 99.2 to this Form 8-K and incorporated herein by reference.
(d) Exhibits
Exhibit No.
Description
99.1	Consulting Agreement dated April 22, 2015 by and between Fresh Healthy Vending International, Inc. and Patrick Kolenik

99.2	Consulting Agreement dated April 22, 2015 by and between Fresh Healthy Vending International, Inc. and Cary W. Sucoff

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  April 28, 2015
Fresh Healthy Vending International, Inc.

/s/Arthur S. Budman
By: Arthur S. Budman
Chief Executive Officer and Chief Financial Officer